Opinion and Consent of Counsel


[Aetna Letterhead]                              151 Farmington Avenue
[Aetna Logo]                                    Hartford, CT  06156


                                                Julie E. Rockmore
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
                                                (860) 273-4686
                                                Fax:  (860) 273-8340
April  16, 1998


Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Re: Aetna Life Insurance and Annuity Company and its
    Variable Life Account B
    Post Effective Amendment No. 2 to the Registration Statement on Form S-6 Prospectus Title: Flexible Premium Group Variable Universal Life Insurance for New York United Teachers Benefit Trust ("NYSUT Trust")
    SEC File Nos. 333-15817 and 811-4536

Gentlemen:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities) under the Securities Act of 1933 (the "Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the S-6 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 2 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.



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Based upon the foregoing, I am of the opinion that the Securities have been legally authorized and, assuming that the Securities are issued and sold in accordance with the provisions of the prospectus being registered, will be legally issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore